UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/05/2010

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-32956	NewPage Holding Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616158
333-125952	NewPage Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2010, the board of directors of NewPage Holding Corporation and the board of directors of NewPage Corporation elected Ronald C. Kesselman as a member of the board of directors on their respective boards. Mr. Kesselman has a 40-year career in senior executive and management positions with consumer products and food processing companies, including past service as chairman and chief executive officer of Elmer Products, Inc. from 1995 to 2003 and chief executive officer of the Berwind Consumer Products Group from 2003 through 2004 after the sale of Elmer's to the Berwind Group. Mr. Kesselman currently serves on the boards of directors of American Italian Pasta Company, a pasta manufacturing and marketing company, Imperial Sugar Company, a sugar manufacturing and marketing company, and Inventure Group, Inc., a manufacturer and marketer of snack foods and related food products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Holding Corporation

Date: May 11, 2010	By:	/s/ Douglas K. Cooper
Douglas K. Cooper
Vice President, General Counsel and Secretary

NewPage Corporation

Date: May 11, 2010	By:	/s/ Douglas K. Cooper
Douglas K. Cooper
Vice President, General Counsel and Secretary